Exhibit 99.1

ADMA BioCenters Receives FDA Approval for its Fifth Plasma Collection Center, Located in Conyers, GA

FDA approval supports corporate goal of plasma supply self-sufficiency and ongoing revenue growth
Company positioned to meet or exceed target of 10 or more FDA-approved plasma collection centers by year-end 2023

RAMSEY, N.J., BOCA RATON, Fla. and Conyers, GA. – March 7, 2022 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, today announced that it has received U.S. Food and Drug Administration (“FDA”) approval for its fifth ADMA BioCenters plasma collection facility located in Conyers, Georgia.  This plasma collection facility commenced operations and initiated source plasma collection in the third quarter of 2021. With the approval announced today, this facility is now FDA-approved to collect and introduce into interstate commerce, human source plasma for further manufacturing in the U.S.

“The successful expansion of ADMA’s plasma collection network supports the Company’s goal of plasma supply self-sufficiency and ongoing revenue growth objectives, and importantly, further solidifies the pathway towards profitability.  The approval is a testament to the BioCenters team’s tireless commitment, and we thank the FDA for its efforts and expeditious review of the Conyers, GA Biologics License Application (“BLA”), which came well in advance of the agency’s targeted approval date,” said Adam Grossman, President and Chief Executive Officer of ADMA.

“ADMA now has ten plasma collection centers under its corporate umbrella at various stages, five of which are now FDA-approved to collect normal source and RSV hyperimmune plasma. The Company remains on track to have ten or more of its BioCenters locations FDA-approved by year-end 2023.  ADMA’s growing internal plasma collections are currently being supplemented by third-party supply contracts as well as the yield enhancements resulting from the implementation of the Haemonetics’ NexSys Persona® system.  We anticipate our encouraging plasma supply position will enable ADMA to continue to expand its customer base and grow revenues in the U.S. immunoglobulin market,” said Brian Lenz, Executive Vice President, Chief Financial Officer, and General Manager, ADMA BioCenters.

This new, state-of-the-art plasma collection center features automated registration, high-tech collection equipment designed to shorten the donation process, free Wi-Fi wireless network in the donor collection area, individual flat-screen TVs with cable at each donor station, and highly trained and certified staff who put donor comfort and safety first. At full capacity, the plasma center expects to maintain a staff of 50 highly trained healthcare workers.  This center is approved to use the state-of-the-art Haemonetics NexSys Persona® plasma collection system.

To learn more about the ADMA BioCenters donation process, and to schedule an appointment, please visit: www.admabiocenters.com, or visit in person at: 1820 Highway 20 Southeast, Suite 112, Conyers, Georgia 30013.

About ADMA BioCenters

ADMA BioCenters is an FDA-licensed facility specializing in the collection of human plasma used to make special medications for the treatment and prevention of diseases. Managed by a team of experts who have decades of experience in the specialized field of plasma collection, ADMA BioCenters provides a safe, professional and pleasant donation environment. ADMA BioCenters strictly follows FDA regulations and guidance and enforces cGMP (current good manufacturing practices) in all of its facilities. For more information about ADMA BioCenters, please visit www.admabiocenters.com.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 and European Patent No. 3375789 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. and its subsidiaries (collectively, “ADMA”, “we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “anticipate,” “intend,” “target,” “plan,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about ADMA’s future results of operations (including, but not limited to, revenue growth); expansion plans and the goal of operating ten or more FDA-approved plasma collection centers by year-end 2023; our pathway to profitability; the Company’s plasma supply and ability to become plasma self-sufficient; our expectation to file additional BLAs and the timing thereof; the yield enhancements anticipated to result from the implementation of Haemonetics’ NexSys Persona® technology; the Company’s growing customer base and revenue as a result of its strong plasma supply position; and the expected staff count at the Conyers, GA facility. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:
Skyler Bloom
Senior Director, Corporate Strategy and Business Development | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com